UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 18, 2022

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

On January 18, 2022, Mullen Automotive Inc. (the “Company”) approved the issuance of an aggregate of 1,908,000 shares of its Common Stock to certain employees of the Company, including the executive officers as listed below.

Name	Shares
David Michery	1,000,000
Kerri Sadler	300,000
Jerry Alban	300,000
Calin Popa	50,000

Such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of such securities have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information regarding the issuance of shares of Common Stock to the executive officers set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: January 24, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer